Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-44254 on Form S-8 of Syms Corp of our report dated April 24, 2003, appearing in this Annual Report on Form 10-K of Syms Corp for the year ended February 26, 2005.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey

May 20, 2005